Exhibit 3.1

BY-LAWS
OF
OMNICOM GROUP INC.
A NEW YORK CORPORATION

(AS AMENDED AND RESTATED OCTOBER 17, 2024)

Article I.

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of the shareholders of Omnicom Group Inc. (the “Corporation”) will be held at such places, within or outside of the State of New York, as may be fixed from time to time by the Board of Directors of the Corporation (the “Board of Directors” or “Board”). To the extent permitted by applicable law, the Board of Directors may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely or in part by means of remote communication.

Section 2. Annual Meeting. The annual meeting of shareholders will be held on such date and at such time as may be fixed by the Board of Directors. At each annual meeting of shareholders, the shareholders will elect directors and transact such other business as may properly be brought before the meeting. No shareholder shall have any right to propose or nominate a nominee for election to the Board of Directors, unless (a) such shareholder is an Eligible Shareholder (as defined below) and shall have submitted a Proxy Access Notice (as defined below) and satisfied all terms and conditions set forth in Section 13 of this Article I or (b) such shareholder shall have satisfied the requirements of Section 4 of this Article I. If, at any such meeting, a shareholder gives notice of intention to propose that action be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law (relating to the procedure to enforce a shareholder’s right to receive payment for his shares) to receive payment for their shares, such notice shall include a statement to that effect.

Section 3. Notice of Business to be Brought Before an Annual Meeting.

(a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman of the Board, or (iii) otherwise properly brought before the meeting by a shareholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 3 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 3 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. For purposes of this Section 3, “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing shareholder, appear at such annual meeting. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 4 of this Article I and this Section 3 shall not be applicable to nominations except as expressly provided in Section 4 of this Article I.

(b) Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 3. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not more than the one hundred twentieth (120th) day prior to such annual meeting and not later than (i) the ninetieth (90th) day prior to such annual meeting or (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice given within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 3, a shareholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) the date or dates such shares were acquired, (D) the investment intent of such acquisition, and (E) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Shareholder Information”);

(ii) As to each Proposing Person, (A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (1) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (2) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of the Corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction, or (3) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of the Corporation of such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any proportionate interest in shares of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (G) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal, and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (H) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner; and

(iii) As to each item of business that the shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such shareholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner.

For purposes of this Section 3, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation.

(d) The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(e) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(f) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 3. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 3, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g) This Section 3 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 3 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h) For purposes of these By-Laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 4. Notice of Nominations for Election to the Board of Directors.

(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these By-Laws, or (ii) by a shareholder present in person who (A) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 4 as to such notice and nomination. For purposes of this Section 4, “present in person” shall mean that the shareholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or a qualified representative of such shareholder, appear at such meeting. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) (i) Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (A) provide Timely Notice (as defined in Section 3 of this Article I) thereof in writing and in proper form to the Secretary of the Corporation, (B) provide the information, agreements and questionnaires with respect to such shareholder and its candidate(s) for nomination as required to be set forth by this Section 4 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.

(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (B) provide the information with respect to such shareholder and its candidate(s) for nomination as required by this Section 4 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 4. To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 3 of this Article I) of the date of such special meeting was first made.

(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(iv) In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 4(b)(ii) or (iii) the tenth (10th) day following the date of public disclosure (as defined in Section 3 of this Article I) of such increase.

(c) To be in proper form for purposes of this Section 4, a shareholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person, the Shareholder Information (as defined in Section 3(c)(i) of this Article I, except that for purposes of this Section 4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(i) of this Article I);

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 3(c)(ii) of this Article I, except that for purposes of this Section 4 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(ii) of this Article I and the disclosure with respect to the business to be brought before the meeting in Section 3(c)(ii) of this Article I shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 3(c)(ii)(G) of this Article I, the Nominating Person’s notice for purposes of this Section 4 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director for a full term if elected), (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Nominee Information”), (C) a completed written questionnaire (in the form provided by the Corporation upon written request of any shareholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, and (D) a written representation and agreement (in the form provided by the Corporation upon written request of any shareholder of record therefor) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (x) any agreement, arrangement or understanding with any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (3) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (4) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

For purposes of this Section 4, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation.

(d) The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board of Directors. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(e) The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.

(f) A shareholder providing notice of any nomination proposed to be made at a meeting and any candidate for nomination as a director shall further update and supplement such notice or the materials delivered pursuant to this Section 4, as applicable, if necessary, so that the information provided or required to be provided in such notice or by such candidate, as applicable, pursuant to this Section 4 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination, or submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(g) In addition to the requirements of this Section 4 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(h) No candidate nominated pursuant to Section 4(a)(ii) shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 4, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 4, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(i) Notwithstanding anything in these By-Laws to the contrary, no candidate for nomination nominated pursuant to Section 4(a)(ii) shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 4.

Section 5. Notice of Annual Meeting. Written notice of each annual meeting of shareholders shall be sent or otherwise given in the manner set forth in Article IV of these By-Laws not less than ten nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at the meeting. The notice shall specify the place, if any, date and time of the meeting, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting.

Section 6. Special Meetings.

(a) Special meetings of shareholders may be called at any time for any purpose or purposes, only by (i) the Chairman of the Board, (ii) the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, (iii) the Chief Executive Officer or Secretary, upon the written request of a majority of the Board of Directors, or (iv) by the Secretary, following his or her receipt of one or more written requests to call a special meeting of shareholders in acordance with, and subject to, this Section 6 from the record holders as of the record date fixed in accordance with Section 6(b) who hold, in the aggregate, at least ten percent (10%) of the combined voting power of the outstanding capital stock of the Corporation (the “Requisite Percentage”) (a “Shareholder Requested Special Meeting”).

(b) No shareholder may demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 6(a) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date ( a “Demand Record Date”) for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c) To be in proper form for purposes of this Section 6, a request by a shareholder for the Board of Directors to fix a Demand Record Date shall set forth:

(i) As to each Requesting Person (as defined below), the Shareholder Information (as defined in Section 3(c)(i) of this Article I, except that for purposes of this Section 6 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(i) of this Article I);

(ii) As to each Requesting Person, any Disclosable Interests (as defined in Section 3(c)(ii) of this Article I, except that for purposes of this Section 6 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 3(c)(ii) of this Article I and the disclosure with respect to the business to be brought before the meeting in Section 3(c)(ii) of this Article I shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(iii) As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among any of the Requesting Persons or (2) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(iv) If directors are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 6(c), the term “Requesting Person” shall mean (i) the shareholder making the request to fix a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate of such shareholder or beneficial owner.

(d) The Board of Directors may request that any Requesting Person furnish such additional information as may be reasonably required by the Board of Directors. Such Requesting Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(e) Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 6 from any shareholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 6 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (B), (C), (D) or (E) of Section 6(g).

(f) Without qualification, a Shareholder Requested Special Meeting shall not be called pursuant to Section 6(a) unless the shareholders of record as of the Demand Record Date who hold, in the aggregate, the Requisite Percentage timely provide one or more requests for such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation (each, a “Shareholder Special Meeting Request,” and collectively, the “Shareholder Special Meeting Requests”). Only shareholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 6(a). To be timely, a Shareholder Special Meeting Request must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for the purposes of this Section 6, each Shareholder Special Meeting Request shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to the shareholder or shareholders submitting the Shareholder Special Meeting Request (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A (a “Solicited Shareholder”)) the information required to be provided pursuant to this Section 6 of a Requesting Person. Any shareholder may revoke his, her or its Shareholder Special Meeting Request at any time prior to the special meeting by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s), there no longer are unrevoked Shareholder Special Meeting Requests from the Requisite Percentage of shareholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(g) The Secretary shall not accept, and shall consider ineffective, a Shareholder Special Meeting Request (i) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (ii) if a Similar Item (as defined below) will be submitted to shareholder approval at an annual or special meeting of shareholders to be held on or before ninety (90) days after the date on which a valid Shareholder Special Meeting Request or valid Shareholder Special Meeting Requests have been received by the Secretary (the “Delivery Date”), or (iii) if the Shareholder Special Meeting Request or Shareholder Special Meeting Requests (A) are received by the Secretary during the period commencing seventy-five (75) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (B) contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of shareholders held within one hundred twenty (120) days prior to the Delivery Date (and, for purposes of this clause (B) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (C) relates to an item of business that is not a proper subject for shareholder action under applicable law, (D) was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law, or (E) does not comply with the provisions of this Section 6.

(h) Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these By-Laws and the New York Business Corporation Law. In the case of a Shareholder Requested Special Meeting, after receipt of demands in proper form and in accordance with this Section 6 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. The record date for notice and voting for such special meeting shall be fixed in accordance with Article VI, Section 4 of these By-Laws. In fixing a date and time for any Shareholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. Notwithstanding anything in these By-Laws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The Board of Directors shall provide written notice of such special meeting to the shareholders in the same manner as provided in Section 5 of this Article I.

(i) In connection with a special meeting called in accordance with this Section 6, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Section 6 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 6 shall be true and correct as of the record date for shareholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for shareholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any request or demand provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

Section 7. Notice of Special Meeting. Notice of each special meeting of shareholders shall be sent or otherwise given in the manner set forth in Article IV of these By-Laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at the meeting. Each notice will state the place, if any, date and time of the meeting, the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called and indicate by whom it is being called.

Section 8. Quorum. Except as otherwise required by law or the Certificate of Incorporation, the presence in person, or by remote communication, if applicable, or represented by proxy, of the holders of record of a majority of the shares entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business at that meeting. If a quorum is not present or represented by proxy at any meeting of shareholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person, or by remote communication, if applicable, may adjourn the meeting from time to time until a quorum is present. An adjourned meeting may be held later without notice other than announcement at the meeting, except that if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the manner set forth in Article IV to each shareholder entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 9. Qualification of Voters. The only persons entitled to notice of or to vote at any meeting of shareholders will be the persons shown as shareholders of the Corporation on the stock records of the Corporation on the record date fixed by the Board of Directors, or, in the absence of a record date, at the close of business on the date the notice of the meeting is given.

Section 10. Voting. At any meeting of shareholders each shareholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each shareholder will be entitled to one vote for each share of stock entitled to vote standing in his name on the books of the Corporation. Except with respect to the election of directors and as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, all matters will be determined by the vote of the holders of a majority of the shares voting on it.

Except as otherwise provided by these By-Laws, a nominee for director shall be elected by a majority of the votes cast in person or by proxy with respect to such nominee’s election at any meeting that includes the election of directors at which a quorum is present. For purposes of this Section 10, a majority of the votes cast shall mean that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Notwithstanding the foregoing, a nominee for director shall be elected by a plurality of the votes cast in person or by proxy at any meeting that includes the election of directors at which a quorum is present if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the shareholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), provided that with respect to any nominee proposed or nominated by a shareholder, the Secretary of the Corporation shall have received proper notice under Section 5 or Section 13 of this Article I, as applicable. For purposes of this Section 10, if plurality voting is applicable to the election of directors at any meeting, the nominees who receive the highest number of votes cast “for,” without regard to votes cast “against” or “withhold,” shall be elected as directors up to the total number of directors to be elected at that meeting. Abstentions and broker non-votes will not count as a vote cast with respect to any election of directors.

In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (a) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (b) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. If an incumbent director fails to receive a majority of votes cast in an election that is not a Contested Election, the Governance Committee shall recommend to the Board of Directors whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the Governance Committee’s recommendation, and within ninety (90) days after the date of certification of the election results, the Board shall disclose its decision and rationale regarding whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the Commission or by other public announcement. The director whose resignation is under consideration may not participate in any deliberation or vote of the Governance Committee or Board of Directors regarding his or her resignation. Notwithstanding the foregoing, in the event that no nominee for director receives a majority of the votes cast in an election that is not a Contested Election, the members of the Governance Committee shall make a final determination as to whether the Board shall accept any or all resignations, including their own. The Governance Committee and the Board may consider any factors and other information they deem appropriate and relevant in deciding whether to accept a director’s resignation.

If an incumbent director fails to receive the required vote for re-election in an election that is not a Contested Election and such director’s resignation is not accepted by the Board, such director will continue to serve until the expiration date of such director’s term in office or until such director’s earlier removal pursuant to Article II, Section 3 of these By-Laws. If such director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill any resulting vacancy pursuant to Article II, Section 4 of these By-Laws.

Section 11. Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the person executing it, except in those cases where an irrevocable proxy is permitted by law. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the shareholder.

Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Section 12. Action Without a Meeting. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of shareholders is required or permitted in connection with any corporate action, that action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The shareholder or shareholders proposing to take such action shall give notice of the proposed action, which notice shall be in writing and delivered to and received by the Secretary at the principal office of the Corporation not less than ninety (90) days before the proposed effective date of such action.

Section 13. Proxy Access.

(a) Subject to the provisions of this Section 13, if any Eligible Shareholder or group of up to 20 Eligible Shareholders submits to the Corporation a Proxy Access Notice that complies with this Section 13 and such Eligible Shareholder or group of Eligible Shareholders otherwise satisfies all the terms and conditions of this Section 13 (such Eligible Shareholder or group of Eligible Shareholders, a “Nominating Shareholder”), the Corporation shall include in its proxy statement or on its form of proxy and ballot, as applicable (collectively, “proxy materials”), for any annual meeting of shareholders, in addition to any persons nominated for election by the Board of Directors or any committee thereof:

(i) the name of any person or persons nominated by such Nominating Shareholder for election to the Board of Directors at such annual meeting of shareholders who meets the requirements of this Section 13 (a “Nominee”);

(ii) disclosure about the Nominee and the Nominating Shareholder required under the rules of the Commission or other applicable law to be included in the proxy materials;

(iii) subject to the other applicable provisions of this Section 13, a written statement, not to exceed five hundred (500) words, that is not contrary to any of the Commission’s proxy rules, including Rule 14a-9 under the Exchange Act (a “Supporting Statement”), included by the Nominating Shareholder in the Proxy Access Notice intended for inclusion in the proxy materials in support of the Nominee’s election to the Board of Directors; and

(iv) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy materials relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 13.

(b) Maximum Number of Nominees.

(i) The Corporation shall not be required to include in the proxy materials for an annual meeting of shareholders more Nominees than that number of directors constituting twenty percent (20%) of the total number of directors of the Corporation on the last day on which a Proxy Access Notice may be submitted pursuant to this Section 13 (rounded down to the nearest whole number, but not less than two) (the “Maximum Number”). The Maximum Number for a particular annual meeting of shareholders shall be reduced by: (A) the number of Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting of shareholders (including, without limitation, any person who is or will be nominated by the Board of Directors pursuant to any agreement or understanding with one or more shareholders to avoid such person being formally proposed as a Nominee), and (B) the number of incumbent directors who had been Nominees with respect to any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting of shareholders is being recommended by the Board of Directors (including, without limitation, any person who was nominated by the Board of Directors pursuant to any agreement or understanding with one or more shareholders to avoid such person being formally proposed as a Nominee). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Subsection (d) of this Section 13 but before the date of the annual meeting of shareholders, and the Board of Directors resolves to reduce the size of the board of directors in connection therewith, the Maximum Number shall be calculated based on the number of directors as so reduced.

(ii) Any Nominating Shareholder submitting more than one Nominee for inclusion in the Corporation’s proxy materials shall rank such Nominees based on the order that the Nominating Shareholder desires such Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Nominees submitted by Nominating Shareholders exceeds the Maximum Number. In the event that the number of Nominees submitted by Nominating Shareholders exceeds the Maximum Number, the highest ranking Nominee from each Nominating Shareholder will be included in the Corporation’s proxy materials until the Maximum Number is reached, going in order from largest to smallest of the number of shares of common stock of the Corporation owned by each Nominating Shareholder as disclosed in each Nominating Shareholder’s Proxy Access Notice. If the Maximum Number is not reached after the highest ranking Nominee of each Nominating Shareholder has been selected, this process will be repeated as many times as necessary until the Maximum Number is reached. If, after the deadline for submitting a Proxy Access Notice as set forth in Subsection (d) of this Section 13, a Nominating Shareholder ceases to satisfy the requirements of this Section 13 or withdraws its nomination or a Nominee ceases to satisfy the requirements of this Section 13 or becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing of definitive proxy materials, then the nomination shall be disregarded, and the Corporation (A) shall not be required to include in its proxy materials the disregarded Nominee and (B) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy materials, that the Nominee will not be included as a Nominee in the proxy materials and the election of such Nominee will not be voted on at the annual meeting of shareholders.

(c) Eligibility of Nominating Shareholder.

(i) An “Eligible Shareholder” is a person who has either (A) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Subsection (c) of this Section 13 continuously for the three-year period specified in Subsection (ii) below or (B) provides to the Secretary of the Corporation, within the time period referred to in Subsection (d) of this Section 13, evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that satisfies the requirements as established by the Commission for a shareholder proposal under Rule 14a-8 under the Exchange Act (or any successor rule).

(ii) An Eligible Shareholder or group of up to twenty (20) Eligible Shareholders may submit a nomination in accordance with this Section 13 only if the person or each member of the group, as applicable, has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s outstanding common stock throughout the three-year period preceding and including the date of submission of the Proxy Access Notice, and continues to own at least the Minimum Number through the date of the annual meeting of shareholders. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (two or more funds referred to under any of clause (i), (ii) or (iii), collectively a “Qualifying Fund”) shall be treated as one Eligible Shareholder. For the avoidance of doubt, in the event of a nomination by a group of Eligible Shareholders, any and all requirements and obligations for an individual Eligible Shareholder that are set forth in this Section 13, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any shareholder withdraw from a group of Eligible Shareholders at any time prior to the annual meeting of shareholders, the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group.

(iii) The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Commission prior to the submission of the Proxy Access Notice.

(iv) For purposes of this Section 13, an Eligible Shareholder “owns” only those outstanding shares of the common stock of the Corporation as to which the Eligible Shareholder possesses both:

(A) the full voting and investment rights pertaining to the shares; and

(B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Shareholder or any of its affiliates for any purpose or purchased by such Eligible Shareholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares, cash or other property based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (w) reducing in any manner, to any extent or at any time in the future, such Eligible Shareholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (x) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Shareholder or any of its affiliates. An Eligible Shareholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Shareholder. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares; provided that the Eligible Shareholder has the power to recall such loaned shares on no more than five (5) business days’ notice and includes in the Proxy Access Notice an agreement that it will (y) promptly recall such loaned shares upon being notified that any of its Nominees will be included in the Corporation’s proxy materials pursuant to this Section 13 and (z) continue to hold such recalled shares (including the right to vote such shares) through the date of the annual meeting of shareholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Each Nominating Shareholder shall furnish any other information that may reasonably be required by the Board of Directors to verify such shareholder’s continuous ownership of at least the Minimum Number during the three-year period referred to above.

(v) No person may be in more than one group constituting a Nominating Shareholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that owns the greatest aggregate number of shares of the Corporation’s common stock as reflected in the Proxy Access Notice, and no shares may be attributed as owned by more than one person constituting a Nominating Shareholder under this Section 13.

(d) To nominate a Nominee, the Nominating Shareholder must, no earlier than one hundred fifty (150) calendar days and no later than one hundred twenty (120) calendar days before the date of the Corporation’s proxy materials released to shareholders in connection with the previous year’s annual meeting of shareholders, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Proxy Access Notice”):

(i) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the Commission by the Nominating Shareholder as applicable, in accordance with the Commission’s rules;

(ii) A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member):

(A) the information, representations and agreements required with respect to the nomination of directors pursuant to Article I, Section 4 of these By-Laws;

(B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C) a representation and warranty that the Nominating Shareholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(D) a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership, would not violate the certificate of incorporation, these By-Laws, or any applicable state or federal law or the rules of any stock exchange on which the Corporation’s common stock is traded;

(E) a representation and warranty that the Nominee:

(1) does not have any direct or indirect material relationship with the Corporation and otherwise would qualify as an “independent director” under the rules of the primary stock exchange on which the Corporation’s common stock is traded and any applicable rules of the Commission;

(2) would meet the audit committee independence requirements under the rules of the Commission and of the principal stock exchange on which the Corporation’s common stock is traded;

(3) would qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(4) would qualify as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986 (or any successor provision);

(5) is not and has not been, within the past three years, an officer, director, affiliate or representative of a competitor, as defined under Section 8 of the Clayton Antitrust Act of 1914, and if the Nominee has held any such position during this period, details thereof; and

(6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended, or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;

(F) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Subsection (c) of this Section 13, has provided evidence of ownership to the extent required by Subsection (c)(i) of this Section 13, and such evidence of ownership is true, complete and correct in all respects;

(G) a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Subsection (c) of this Section 13 through the date of the annual meeting of shareholders;

(H) a representation and warranty that the Nominating Shareholder will not engage in or support, directly or indirectly, a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of shareholders, other than a solicitation in support of the Nominee or any nominee of the Board of Directors;

(I) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the annual meeting of shareholders;

(J) if desired by the Nominating Shareholder, a Supporting Statement;

(K) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

(L) in the case of any Eligible Shareholder that is a Qualifying Fund consisting of two or more funds, documentation demonstrating that the funds are eligible to be treated as a Qualifying Fund and that each such fund comprising the Qualifying Fund otherwise meets the requirements set forth in this Section 13; and

(M) a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election any individual as director at the annual meeting of shareholders other than its Nominee(s).

(iii) An executed agreement pursuant to which the Nominating Shareholder (including each group member) agrees:

(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B) to file with the Commission any written solicitation or other communication with the Corporation’s shareholders relating to any Nominee or one or more of the Corporation’s directors or director nominees, regardless of whether any such filing is required under any law, rule or regulation or whether any exemption from filing is available for such materials under any law, rule or regulation;

(C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder with the Corporation, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the Proxy Access Notice;

(D) to indemnify and hold harmless (jointly and severally with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses, demands, claims or other costs (including reasonable attorneys’ fees and disbursements of counsel) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder to comply with, or any breach or alleged breach of, its obligations, agreements, representations or warranties under this Section 13;

(E) in the event that (1) any information included in the Proxy Access Notice, or any other communication by the Nominating Shareholder (including with respect to any group member), with the Corporation, its shareholders or any other person in connection with the nomination or election of directors ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or (2) the Nominating Shareholder (including any group member) fails to continue to satisfy the eligibility requirements described in Subsection (c) of this Section 13, the Nominating Shareholder shall promptly (and in any event within forty-eight (48) hours of discovering such misstatement, omission or failure) (x) in the case of clause (1) above, notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission, and (y) in the case of clause (2) above, notify the Corporation why, and in what regard, the Nominating Shareholder fails to comply with the eligibility requirements described in Subsection (c) of this Section 13 (it being understood that providing any such notification referenced in clauses (x) and (y) above shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Nominee from its proxy materials as provided in this Section 13); and

(iv) An executed agreement by the Nominee:

(A) to provide to the Corporation a completed copy of the Corporation’s director questionnaire and such other information as the Corporation may reasonably request;

(B) that the Nominee (1) consents to be named in the proxy materials as a nominee and, if elected, to serve on the Board of Directors and (2) has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors generally; and

(C) that the Nominee is not and will not become a party to (1) any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in writing, (2) any Voting Commitment that has not been disclosed to the Corporation in writing, or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law or with the Corporation’s Corporate Governance Guidelines and any other Corporation policies and guidelines applicable to directors generally.

The information and documents required by this Subsection (d) of this Section 13 shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) if and to the extent applicable to a Nominating Shareholder or group member. The Proxy Access Notice shall be deemed submitted on the date on which all the information and documents referred to in this Subsection (d) of this Section 13 (other than such information and documents contemplated to be provided after the date the Proxy Access Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. For the avoidance of doubt, in no event shall any adjournment or postponement of an annual meeting of shareholders or the public announcement thereof commence a new time period for the giving of a Proxy Access Notice pursuant to this Section 13.

(e) Exceptions and Clarifications.

(i) Notwithstanding anything to the contrary contained in this Section 13, (A) the Corporation may omit from its proxy materials any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s Supporting Statement), (B) any nomination shall be disregarded, and (C) no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the last day on which a Proxy Access Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:

(A) the Corporation receives a notice pursuant to Article I, Section 4 of these By-Laws that a shareholder intends to nominate a candidate for director at the annual meeting of shareholders;

(B) the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of shareholders to present the nomination submitted pursuant to this Section 13 or the Nominating Shareholder withdraws its nomination prior to the annual meeting of shareholders;

(C) the Board of Directors determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the certificate of incorporation, these By-Laws or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s common stock is traded;

(D) the Nominee was nominated for election to the Board of Directors pursuant to this Section 13 at one of the Corporation’s two preceding annual meetings of shareholders and (1) its nomination was either withdrawn or (2) such Nominee became ineligible to serve as a Nominee or as a Director; or

(E) (1) the Nominating Shareholder fails to continue to satisfy the eligibility requirements described in Subsection (c) of this Section 13, (2) any of the representations and warranties made in the Proxy Access Notice cease to be true, complete and correct in all material respects (or omits to state a material fact necessary to make the statements made therein not misleading), (3) the Nominee becomes unwilling or unable to serve on the Board of Directors or (4) the Nominating Shareholder or the Nominee materially violates or breaches any of its agreements, representations or warranties in this Section 13.

(ii) Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of the Supporting Statement included in the Proxy Access Notice, if: (A) such information is not true and correct in all material respects or omits a material statement necessary to make the statements therein not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or, without factual foundation, directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations with respect to, any person; or (C) the inclusion of such information in the proxy materials would otherwise violate the Commission’s proxy rules or any other applicable law, rule or regulation. Once submitted with a Proxy Access Notice, a Supporting Statement may not be amended, supplemented or modified by the Nominee or Nominating Shareholder.

(iii) For the avoidance of doubt, the Corporation may solicit against, and include in the proxy materials its own statement relating to, any Nominee.

(iv) This Section 13 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials (including, without limitation, any proxy card or written ballot).

(v) The interpretation of, and compliance with, any provision of this Section 13, including the representations, warranties and covenants contained herein, shall be determined by the Board of Directors or, in the discretion of the Board of Directors, one or more of its designees, in each case acting in good faith.

Article II.

BOARD OF DIRECTORS

Section 1. Function. The Board of Directors will manage the business of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

Section 2. Number and Term of Office. The number of directors constituting the entire Board of Directors will be such number, not less than three nor more than twenty, as is determined by resolution of the Board of Directors from time to time, unless all the shares are owned beneficially and of record by less than three shareholders, in which event the number of directors fixed by resolution of the Board may be less than three but not less than the number of shareholders. As used in these By-Laws, “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies. Except as provided in Section 4 of this Article II, the directors will be elected at the annual meetings of shareholders. The directors will be divided into classes and elected for terms as provided in the Certificate of Incorporation.

Section 3. Removal of Directors. Except as otherwise provided by law or these By-Laws, no director shall be removed prior to the expiration date of his term of office, as such date is defined in the Certificate of Incorporation of the Corporation, except for cause and by the affirmative vote of a majority of the entire Board of Directors or of the holders of the percentage of outstanding stock of the Corporation entitled to vote as is set forth in the Certificate of Incorporation of the Corporation. Except as may otherwise be provided by law, cause for removal shall exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction to be liable for acts committed in bad faith or the result of active and deliberate dishonesty and such acts were material to the cause of action so adjudicated, or acts in which he or she personally gained a financial profit or other advantage to which he or she was not legally entitled, or has been adjudicated mentally incompetent by a court of competent jurisdiction.

Section 4. Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists. Each director so elected will hold office until the next annual meeting of shareholders. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board also may be filled by the shareholders of the Corporation at the next annual meeting or any special meeting called for the purpose, and each director so elected will hold office for the term provided in the Certificate of Incorporation.

Section 5. Resignation. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. A resignation will take effect at the time specified in the notice or, if no time is specified, at the time the notice is given, and the acceptance of a resignation will not be necessary to make it effective.

Section 6. Executive Committee and Other Committees. By the affirmative vote of a majority of the entire Board, the Board of Directors may designate from among its members an Executive Committee and other committees, each consisting of at least three members. The Executive Committee will have all the authority of the Board of Directors except as otherwise provided by Section 712 of the New York Business Corporation Law or other applicable statutes. Any other committees will have such authority as the Board of Directors may provide. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee to replace absent members. Members of all committees will serve at the pleasure of the Board of Directors.

Section 7. Action by Unanimous Written Consent. Any action required or permitted to be taken by the Board of Directors or any committee of the Board of Directors may be taken without a meeting if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 8. Participation by Telephone. Any director may participate in a meeting of the Board of Directors or a committee by conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by that means will constitute presence in person at the meeting.

Article III.

MEETINGS OF DIRECTORS

Section 1. First Meeting. The first meeting of each newly elected Board of Directors will be held immediately following each annual meeting of shareholders. If the meeting is held at the place of the meeting of shareholders, no notice of the meeting need be given to the newly elected directors. If the first meeting is not so held, it shall be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Board of Directors.

Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, at such places and at such times as may from time to time be designated by the Board of Directors. If any day fixed for a regular meeting is a legal holiday at the place where the meeting is to be held, the meeting will be held at that place at the same hour on the next day which is not a legal holiday.

Section 3. Special Meetings; Notice. Special meetings of the Board of Directors will be held whenever called by the Chairman of the Board, the Chief Executive Officer, the Secretary, or a majority of the total number of directors constituting the Board. Notice of each special meeting, stating the time and place of the meeting, shall be given in the manner set forth in Article IV of these By-Laws not less than twenty-four (24) hours before the time the meeting is to be held. A notice need not specify the purpose of any meeting of the Board of Directors, unless otherwise provided by these By-Laws.

Section 4. Place of Meeting. The Board of Directors may hold its meetings and keep the books and records of its proceedings at such place or places within or outside of the State of New York as the Board may from time to time determine.

Section 5. Quorum; Action by the Board. A majority of the entire board will constitute a quorum for the transaction of business. Except as otherwise provided by these By-Laws, or required by law, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present will be required for the taking of an action by the Board of Directors. If a quorum is not present at a meeting of the Board of Directors, a majority of the directors present at the meeting may adjourn the meeting from time to time until a quorum is present, without notice of the adjourned meeting other than announcement at the meeting.

Article IV.

NOTICES

Section 1. Notice to a Shareholder. Any notice to a shareholder must be in writing and given personally, by telephone or by mail. If mailed, a notice will be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at the address which appears on the Corporation’s shareholder records or, if the shareholder filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then addressed to him or her at that other address.

Section 2. Notice to a Director. Any notice to a director may be given personally, by telephone or by mail, facsimile transmission, telegram, cable or similar instrumentality. A notice will be deemed given when actually given in person or by telephone or facsimile transmission, or three (3) business days after having been deposited in the United States mail or with the communications company through which it is given, directed to the director at his or her business address or at such other address as the director may have designated to the Secretary of the Corporation as the address to which notices should be sent.

Section 3. Waiver of Notice. Any person may waive notice of any meeting by signing a written waiver, whether before or after the meeting. In addition, attendance by a shareholder at a meeting in person or by proxy or attendance by a director at a meeting will be deemed a waiver of notice. A waiver of notice need not specify the purposes of the meeting.

Article V.

OFFICERS

Section 1. Number. The officers of the Corporation will be a Chief Executive Officer, a Chief Financial Officer, a Secretary, and a Controller, and the Board of Directors may also elect a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents (some of whom may be designated Executive Vice Presidents or Senior Vice Presidents), a Treasurer, one or more Assistant Secretaries, Assistant Controllers or Assistant Treasurers and such other officers as it may from time to time deem advisable. Any two or more offices, except the offices of Chief Executive Officer and Secretary, may be held by the same person. No officers need be a director of the Corporation.

Section 2. Election and Term of Office. Each officer will be elected by the Board of Directors and will hold office for such term, if any, as the Board of Directors may determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Board of Directors.

Section 3. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer. A resignation will take effect at the time specified in the notice or, if no time is specified, at the time the notice is given. Acceptance of a resignation will not be necessary to make it effective.

Section 4. Powers and Duties. The officers will have the powers, responsibilities and duties which are customary with regard to the respective offices which they hold, as well as any other powers, responsibilities and duties, and subject to any limitations, which the Board of Directors may specify from time to time.

Section 5. Compensation. The Board of Directors will fix the compensation of the Chief Executive Officer, and subject to the discretion of the Board of Directors, the Chief Executive Officer shall have the right to fix the compensation of all other officers and all employees of the Corporation.

Article VI.

SHARES AND THEIR TRANSFER

Section 1. Certificates. The shares of stock of the Corporation will be represented by certificates, in such form as the Board of Directors may from time to time prescribe, except that the Board of Directors may provide that some or all of any class or series of shares will be uncertificated shares. No decision to have uncertificated shares will apply to shares represented by a certificate until that certificate has been surrendered to the Corporation.

Section 2. Signatures on Certificates. Each certificate will be signed by the Chief Executive Officer or a Vice President and the Secretary, the Controller or the Treasurer or an Assistant Secretary, Assistant Controller or Assistant Treasurer and will be sealed with the seal of the Corporation. If certificates are countersigned by a transfer agent and registered by a registrar, the signatures of the officers and the seal of the Corporation may be in facsimile. If any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to hold that office before the certificate is issued, it may nonetheless be issued by the Corporation with the same effect as if he or she held the office at the date of issue.

Section 3. Lost or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate issued by the Corporation which is alleged to have been lost or destroyed. The Board of Directors may prescribe any conditions precedent to the issuance of the new certificate which it deems appropriate and may require a bond sufficient to indemnify the Corporation against any claim that may be made against it with regard to the allegedly lost or destroyed certificate or because of the issuance of the new certificate.

Section 4. Record Date. The Board of Directors may fix in advance a date as the record date for determination of the shareholders entitled to notice of or to vote at any meeting of shareholders. A record date shall, unless otherwise required by law, not be less than ten (10) nor more than sixty (60) days before the date of the meeting to which it relates. If the Board so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders entitled to notice of or to vote at any meeting of shareholders which has been made as provided in this Section 4 shall apply to any adjournment of that meeting; provided, however, that the Board may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, including to express consent to, or dissent from, any proposal without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 5. Ownership. Except as otherwise provided in Article I, Section 13, the Corporation will be entitled to treat a person registered on its books as the owner of shares as the owner of those share for all purposes, including the right to receive dividends, to vote, or to exercise any other rights or privileges of an owner with regard to those shares.

Section 6. Rules and Regulations. The Board of Directors may make such rules and regulations as it deems appropriate concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.

Article VII.

CORPORATE SEAL

The Board of Directors will provide a suitable seal containing the name of the Corporation. The seal will be in the charge of the Secretary. A duplicate seal may be kept and used.

Article VIII.

FISCAL YEAR

The fiscal year of the Corporation will end at the close of business on the thirty-first (31st) day of December in each year.

Article IX.

INDEMNIFICATION

Section 1. Indemnification — Third Party and Derivative Actions.

(a) The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (including, without limitation, one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other Corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his or her acts were committed in bad faith or were the result of his or her active and deliberate dishonesty and were material to such action or proceedings or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

(b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that any such person did not act, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Other Indemnification. The Corporation may, to the fullest extent permitted by law, indemnify or advance the expenses of any other person including agents and employees to whom the Corporation is permitted by law to provide indemnification or advancement of expenses.

Section 3. Payment of Expenses in Advance. To the fullest extent permitted by the New York Business Corporation Law, the Corporation will advance to any person who may be entitled to indemnification under Sections 1 or 2 of this Article IX sums with which to pay expenses incurred by that person in defending against the claims, actions or proceedings for which such person may become entitled to indemnification, upon receipt of an undertaking by or on behalf of such person to repay the sums which are advanced if it is ultimately determined that such person is not entitled to indemnification under Sections 1 or 2 of this Article IX to the extent the sums which are advanced exceed the indemnification to which such person is entitled.

Section 4. Enforcement; Defenses. The right to indemnification or advancement of expenses granted by this Article IX shall be enforceable by the person in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days. Such person’s expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses under Section 3 of this Article IX where the required undertaking has been received by the Corporation) that the claimant has conducted himself or herself in a manner which would preclude the Corporation from indemnifying him or her pursuant to Sections 1 or 2 of this Article IX, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) to have made a determination that indemnification of the claimant is proper in the circumstances, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its shareholders) that indemnification of the claimant is not proper in the circumstances shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification.

Section 5. Survival; Savings Clause; Preservation of Other Rights.

(a) The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each person who serves in such capacity at any time while these provisions are in effect, and any repeal or modification of the New York Business Corporation Law shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts, except as provided by law. Such a contract right may not be modified retroactively without the consent of such person, except as provided by law.

(b) If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees) incurred in connection with any actual or threatened action or proceeding, whether civil or criminal, including any actual or threatened action by or in the right of the Corporation, or any appeal therein, to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the full extent permitted by applicable law.

(c) The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other by-law, agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation is hereby authorized to provide further indemnification if it deems advisable by resolution of shareholders or directors, by amendment of these By-Laws or by agreement.

Section 6. New York Business Corporation Law. All references to the New York Business Corporation Law in this Article IX shall mean such Law as it may from time to time be amended.

Section 7. Insurance. The Corporation may purchase and maintain insurance to indemnify officers, directors and others against costs or liabilities incurred by them in connection with the performance of their duties and any activities undertaken by them for, or at the request of, the Corporation, to the fullest extent permitted by the New York Business Corporation Law.

Article X.

SECURITY

The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Article XI.

AMENDMENTS

Any By-Law, including this Article XI, may be amended or repealed, in whole or in part, and new by-laws may be adopted, only (i) by the affirmative vote of the holders of a majority of the votes cast for such action, or (ii) by the affirmative vote of a majority of the entire Board of Directors.

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